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                                                                       EXHIBIT 5





                         OPINION OF BROUSE & MCDOWELL
                              REGARDING LEGALITY




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                                   BROUSE &
                                   MCDOWELL
                      ==================================
                       A LEGAL PROFESSIONAL ASSOCIATION

               500 FIRST NATIONAL TOWER  AKRON, OHIO 44308-1471
     AKRON: 216/535/5711  CLEVELAND: 216/659-4620  FAX: 216/253-8601/8602

                                         October 26, 1994


First Bancorporation of Ohio
106 South Main Street
Akron, Ohio  44308

Gentlemen:

         Reference is made to your pre-effective Amendment No. 1 to Registration Statement on Form S-4 (No. 33-55491) filed with the Securities and Exchange Commission ("Commission") in connection with the registration for issuance by First Bancorporation of Ohio (the "Company") of up to 6,513,119 shares of the Company's common stock, no par value ("Shares") in accordance with the terms of the Agreement of Affiliation and Plan of Merger dated August 10, 1994, between the Company and The CIVISTA Corporation. We have acted as legal counsel to you in connection with such Registration Statement.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that:

         1. The Company is a duly organized and existing corporation in good standing under the laws of the State of Ohio.

         2. The Shares that may be issued or transferred and sold pursuant to the Registration Statement are duly authorized, and will be, when issued or transferred and sold in accordance with the Registration Statement and the prospectus comprising a part thereof, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the pre-effective Amendment No. 1 to Registration Statement on Form S-4 (No. 33-55491) filed by the Company to effect the registration of the Shares and to the reference to this firm under the caption "Legal Opinion" in the prospectus comprising a part of the Registration Statement.

                                        Very truly yours,

                                        BROUSE & McDOWELL

                                        /s/ Brouse & McDowell
[94-226]